Exhibit 10.1
                                                                    ------------



                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                     between

                              QUEST CHEROKEE, LLC,

                                   ("Company")


                          QUEST OIL & GAS CORPORATION,
                           QUEST ENERGY SERVICE, INC.,
                               STP CHEROKEE, INC.,
                      PONDEROSA GAS PIPELINE COMPANY, INC.,
                      PRODUCERS SERVICE, INCORPORATED, and
                           J-W GAS GATHERING, L.L.C.,

                    (collectively, the "Quest Subsidiaries")

                                       and

                          CHEROKEE ENERGY PARTNERS LLC,

                                  ("Investor")



                                December 22, 2003

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I.   DEFINITIONS.......................................................2
      Section 1.01  Definitions................................................2
ARTICLE II.  CONTRIBUTION; ISSUANCE OF UNITS...................................6
      Section 2.01  Amendment of LLC Agreement; Admission of Investor..........6
      Section 2.02  Contribution by Investor; Note Purchase Agreement..........6
      Section 2.03  Issuance of Class A Units..................................7
ARTICLE III. CLOSING...........................................................7
      Section 3.01  Time and Place of Closing..................................7
      Section 3.02  Deliveries at Closing......................................7
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES....................................9
      Section 4.01  Representations and Warranties with Respect
                    to the Company.............................................9
      Section 4.02  Representations, and Warranties of Investor...............11
      Section 4.03  General Representations and Warranties of the
                    Quest Subsidiaries........................................12
      Section 4.04  Representations and Warranties as to the Quest Assets.....13
      Section 4.05  Representations and Warranties with Respect to
                    Devon Transaction..... ...................................19
      Section 4.06  Full Disclosure...........................................19
ARTICLE V.  INDEMNIFICATION...................................................20
      Section 5.01  The Quest Subsidiaries' Indemnification of Investor.......20
      Section 5.02  Time Period for Assertion of Claims.......................20
      Section 5.03  Threshold; Cap............................................21
      Section 5.04  Negligence; Strict Liability..............................21
      Section 5.05  Indemnification Procedures................................22
ARTICLE VI.  MISCELLANEOUS....................................................23
      Section 6.01  Quest Assignments.........................................23
      Section 6.02  Further Assurances........................................23
      Section 6.03  Amendments; Waiver........................................23
      Section 6.04  Successors and Assigns; No Third Party Beneficiaries..... 24
      Section 6.05  Notices...................................................24
      Section 6.06  Descriptive Headings......................................25
      Section 6.07  Waiver of Consequential Damages...........................25
      Section 6.08  Governing Law.............................................25
      Section 6.09  Entire Agreement..........................................25
      Section 6.10  Severability..............................................25
      Section 6.11  Specific Performance......................................25
      Section 6.12  Survival..................................................26
      Section 6.13  Counterparts..............................................27


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


EXHIBITS

Exhibit A       Amended and Restated LLC Agreement
Exhibit B       Note Purchase Agreement
Exhibit C       Operating and Management Agreement
Exhibit D       Guaranty
Exhibit E       Pledge Agreement
Exhibit F       Non-Competition  Agreement
Exhibit G-1     Company Officer's Certificate
Exhibit G-2     Quest Subsidiaries' Officer's Certificate
Exhibit G-3     QRC Officer's Certificate
Exhibit H       QRC's Nevada Counsel's Opinion

SCHEDULES

Schedule 1.01(l)     Contracts
Schedule 1.01(t)     Excluded Assets
Schedule 1.01(u)     Fee Lands
Schedule 1.01(bb)    Leases
Schedule 1.01(bbb)   Wells
Schedule 4.01(b)     Capitalization
Schedule 4.04(c)     Environmental Audits and Reports
Schedule 4.04(f)     Contract Breaches
Schedule 4.04(h)     Plugging Operations
Schedule 4.04(j)     Existing Proceedings
Schedule 4.04(m)     Marketing
Schedule 4.04(o)     AFE's and Other Commitments
Schedule 4.04(p)     Payout Reports
Schedule 4.04(q)     Wellhead Imbalances
Schedule 4.04(r)     Plant, Pipeline and Marketing Imbalances
Schedule 4.04(t)     Suspense Accounts
Schedule 4.04(v)     Preferential Rights and Consents


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

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT


     This MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of December 22, 2003 (this "Agreement"), is entered into by and among Quest Cherokee, LLC, a Delaware limited liability company (the "Company"), Cherokee Energy Partners LLC, a
Delaware limited liability company ("Investor"), and Quest Oil & Gas Corporation, a Kansas corporation ("QOG"), Quest Energy Service, Inc., a Kansas corporation ("QES"), STP Cherokee, Inc., an Oklahoma corporation ("STPC"), Ponderosa Gas Pipeline Company, Inc., a Kansas corporation ("PGPC"), Producers Service, Incorporated, a Kansas corporation ("PSI"), and J-W Gas Gathering, L.L.C., a Kansas limited liability company ("JW") (each of QOG, QES, STPC, PGPC, PSI, and JW being individually referred to herein as a "Quest Subsidiary" and collectively referred to herein as the "Quest Subsidiaries").

     WHEREAS, QOG, QES, STPC, PGPC, PSI and JW are each direct or indirect subsidiaries of Quest Resource Corporation, a Nevada corporation ("QRC") (QRC and the Quest Subsidiaries being sometimes collectively referred to herein as "Quest"); and

     WHEREAS, in connection with the Company's issuance to the Quest Subsidiaries of membership interests of the Company, (i) QRC has heretofore assigned to the Company all of QRC's right, title and interest in, to and under that certain Purchase and Sale Agreement, dated December 10, 2003, between Devon Energy Production Company, L.P. and Tall Grass Gas Services, L.L.C., as Sellers (collectively, "Devon") and Quest Resource Corporation, as Buyer (the "Devon Purchase and Sale Agreement"), and (ii) each of the Quest Subsidiaries contributed  to the  Company  all of  their  coal  bed  methane  properties  and associated gas gathering infrastructure within the Cherokee Basin of southeastern Kansas and northeastern Oklahoma, together with surface facilities, equipment and related assets and certain other properties, all of such properties being more fully described herein as the Quest Assets; and

     WHEREAS, subject to the amendment and restatement of the Limited Liability Company Agreement of the Company (the "LLC Agreement") at Closing and the other terms and conditions herein, Investor desires to contribute cash to the Company in exchange for the Company's issuance to Investor of all of the authorized Class A Units of the Company; and

     WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to accept Investor's contribution; and

     WHEREAS, each of the Quest Subsidiaries joins in this Agreement to evidence its agreement to amend and restate the LLC Agreement at Closing and to make certain representations and warranties and covenants with respect to assets contributed to the Company by Quest.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

Section 1.01    Definitions.

     For the purpose of this Agreement, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by the Financial Accounting Standards Board and generally accepted accounting principles.

     (a) "Abandonment Liabilities" shall mean the costs and liabilities associated with plugging and abandoning the Wells and abandoning or decommissioning pipelines, gathering systems and other facilities comprising, attributable to, located on, or appurtenant to the Quest Assets.

     (b) "Adverse Environmental Condition" shall mean (i) a condition of any Quest Asset that is not in compliance with applicable Environmental Laws; or (ii) a physical or environmental condition with respect to any Quest Asset which could give rise to on-site or off-site remedial or other clean-up obligations imposed under Environmental Laws, the Contracts or the Leases.

     (c)  "Agreement" has the meaning set forth in the preamble.

     (d)  "Amended  and  Restated  LLC  Agreement"  shall mean the  Amended  and
          Restated Limited Liability Company Agreement of the Company in the form attached as Exhibit A hereto.

     (e) "Bluestem" means Bluestem Pipeline, LLC, a Delaware limited liability company wholly owned by the Company.

     (f) "Business Day" shall mean any day which is not a Saturday, Sunday or day on which banks are authorized by law to close in the State of Texas or the State of New York.

     (g) "Cash Contribution" shall have the meaning set forth in Section 2.02(a) hereof.

     (h) "Class A Units" shall have the meaning provided in the Amended and Restated LLC Agreement.

     (i) "Class B Units" shall have the meaning provided in the Amended and Restated LLC Agreement.

     (j)  "Closing" has the meaning provided in Section 3.01.

     (k)  "Company" has the meaning provided in the preamble.


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


     (l) "Contracts" shall mean the contracts and agreements relating to the Quest Assets described on Schedule 1.01(l) attached hereto.

     (m) "Contributed Assets" means the Devon Purchase and Sale Agreement and the Quest Assets.

     (n) "Customary Filings" shall mean rights to consent which require notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance.

     (o)  "Devon" has the meaning provided in the recitals above.

     (p) "Devon Assets" shall mean the "Properties," as defined in the Devon Purchase and Sale Agreement.

     (q) "Devon Purchase and Sale Agreement" has the meaning provided in the recitals above.

     (r) "Environmental Laws" shall mean any Law, or other rule, regulation, statute, ordinance, ruling, decree, order, writ, decision or injunction relating to the protection of the environment, natural resources or public health and safety in effect as of the date of Closing or thereafter enacted.

     (s) "Excluded Assets" shall mean the properties described in Schedule 1.01(t) attached hereto.

     (t) "Existing Proceedings" means the Proceedings identified on Schedule 4.04(j) attached hereto.

     (u) "Fee Lands" means the fee lands contributed by any of the Quest Subsidiaries to the Company as described in Schedule 1.01(u) attached hereto.

     (v) "Governmental Authority" shall mean any local, tribal, state, or federal governmental court, tribunal, regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

     (w) "Hazardous Materials" shall mean all substances defined as Hazardous Substances, Oil, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law, including without limitation, Hydrocarbons, PCBs, mercury and NORM, or which otherwise may be the basis for any Person to require cleanup, removal, treatment or remediation.

     (x) "Hydrocarbons" shall mean oil, gas, coal bed methane gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products


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


          refined or extracted therefrom, together with all minerals produced in association with these substances.

     (y)  "Investor" has the meaning provided in the preamble.

     (z)  "JW" has the meaning provided in the preamble.

     (aa) "Law" shall mean any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, judgment or decision of a Governmental Authority having valid jurisdiction.

     (bb) "Leases" (and, individually, a "Lease") means the oil and gas leasehold interests, royalty interests, overriding royalty interests, mineral interests, production payments, and net profits interests described in Schedule 1.01(bb).

     (cc) "Liabilities" has the meaning provided in Section 5.01.

     (dd) "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or like instrument under the laws of any jurisdiction.

     (ee) "LLC Agreement" has the meaning provided in the recitals above.

     (ff) "LLC Certificate" means the Certificate of Formation for the Company filed with the Office of the Secretary of State of the State of Delaware.

     (gg) "Note Purchase Agreement" shall mean the Note Purchase Agreement between Investor and the Company in the form of Exhibit B attached hereto.

     (hh) "Operating and Management Agreement" shall mean the Operating and Management Agreement between the Company and QES, in the form of Exhibit C attached hereto.

     (ii) "Other Quest Properties" shall mean rolling stock and field office equipment.

     (jj) "Permits" shall mean licenses, permits, variances, exemptions, orders, franchises, approvals and other authorizations of or from Governmental Authorities.

     (kk) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

     (ll) "PGPC" has the meaning provided in the preamble.


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


     (mm) "Proceedings" shall mean all proceedings, actions, claims, suits, and notices of investigations by or before any arbitrator or Governmental Authority.

     (nn) "PSI" has the meaning provided in the preamble.

     (oo) "QOG" has the meaning provided in the preamble.

     (pp) "QES" has the meaning provided in the preamble.

     (qq) "QRC" has the meaning provided in the recitals.

     (rr) "Quest" has the meaning provided in the recitals.

     (ss) "Quest Assets" shall mean the Quest Gathering System and the Quest Oil and Gas Properties.

     (tt) "Quest Assignments" shall mean the deeds, conveyances, assignments and bills of sale and other transfer instruments executed, acknowledged and delivered by QRC and the Quest Subsidiaries in order to transfer, assign and convey (i) the Devon Purchase and Sale Agreement to the Company, (ii) the Quest Gathering System to Bluestem; (iii) the Quest Oil and Gas Properties to the Company; and (iv) the Other Quest Properties to the Company.

     (uu) "Quest Contribution Agreement" shall mean the Contribution, Conveyance, Assignment and Assumption Agreement, dated of even date herewith, between the Company and each Quest Subsidiary pursuant to which the Quest Subsidiaries contributed the Contributed Assets to the Company.

     (vv) "Quest  Gathering   System"  shall  mean  the  gathering  systems  and
          pipelines   and   appurtenant   properties   conveyed   by  the  Quest
          Subsidiaries to Bluestem pursuant to the Quest Assignments.

     (ww) "Quest Oil and Gas Properties" shall mean the oil and gas properties and related assets contributed by the Quest Subsidiaries to the
          Company pursuant to the Quest Assignments, including, without limitation, the Leases, Fee Lands, Wells, Contracts, and appurtenant personal property, fixtures, and improvements.

     (xx) "Quest Subsidiary" and "Quest Subsidiaries" have the meanings provided in the preamble.

     (yy) "Related   Agreements"   shall  mean  the  Amended  and  Restated  LLC
          Agreement, the Quest Contribution Agreement, the Operating and Management Agreement, the Note Purchase Agreement, the Non-Competition Agreement and any other agreement contemplated by the foregoing agreements to which the Company and any of the Quest Subsidiaries or Investor or any Affiliate of the Quest Subsidiaries or Investor are parties.


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


     (zz) "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in air, soil, surface water, groundwater or property.

     (aaa) "STPC" has the meaning provided in the preamble.

     (bbb)"Wells" means the oil and/or gas wells located on the Leases or lands pooled therewith, including, without limitation, the wells listed on
          Schedule 1.01(bbb) attached hereto.

                  ARTICLE II. CONTRIBUTION; ISSUANCE OF UNITS

Section 2.01    Amendment of LLC Agreement; Admission of Investor.

     At the Closing, the Quest Subsidiaries shall:

     (a) amend and restate the LLC Agreement (and execute and deliver the Amended and Restated LLC Agreement) to, among other things:

          (i) convert all of the issued and outstanding membership interests held by the Quest Subsidiaries into an aggregate 10,000 Class B Units of the Company;

          (ii) authorize the Company to issue 10,000 Class A Units; and

          (iii) provide for the other matters set forth therein; and

     (b) subject to the contribution by Investor described in Section 2.02 below, cause the Company to (i) admit Investor as a member of the Company and (ii) issue to Investor 10,000 Class A Units of the Company.

Section 2.02    Contribution by Investor; Note Purchase Agreement.

     (a) Subject to the terms and conditions of this Agreement, at the Closing, Investor shall contribute as a capital contribution to the Company, and the Company shall accept from Investor, a cash contribution in the amount of ONE HUNDRED AND NO/100 DOLLARS ($100.00) (the "Cash Contribution").

     (b) It is also acknowledged that, in connection with the admission of Investor as a member of the Company, at Closing Investor intends to purchase from the Company FIFTY ONE MILLION AND NO/100 DOLLARS ($51,000,000.00) of the Company's 15% Subordinated Notes, pursuant to the terms of the Note Purchase Agreement.



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


Section 2.03    Issuance of Class A Units.

     In consideration of the Investor's contribution pursuant to Section 2.02, at the Closing, subject to the terms and conditions of this Agreement, the Company will issue to Investor 100% of the authorized Class A Units of the Company, being 10,000 Class A Units of the Company. All Class A Units issued to the Investor pursuant to, and in accordance with the requirements of, this
Section 2.03 shall be fully paid and non-assessable Class A Units, except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act.

                              ARTICLE III. CLOSING

Section 3.01    Time and Place of Closing.

     The issuance and delivery of the Class A Units to Investor shall take place at a closing (the "Closing") to be held at the offices of Vinson & Elkins, LLP in Dallas, Texas on the date hereof.

Section 3.02    Deliveries at Closing.

     At the Closing, the following shall occur:

     (a) Cash Contribution. Investor shall pay the Cash Contribution to the Company.

     (b) Certificate of Membership Interest. The Company will issue to Investor 10,000 fully paid and non-assessable Class A Units of the Company and shall cause to be executed and delivered to Investor a membership interest certificate reflecting Investor as the owner of such Class A Units.

     (c) Amended and Restated LLC Agreement. The Quest Subsidiaries and Investor shall execute and deliver the Amended and Restated LLC Agreement.

     (d) Company Officer's Certificate. The Company shall deliver to Investor an Officer's Certificate, executed by an authorized officer of the Company and dated as of Closing, in the form of Exhibit G-1 attached hereto, attaching the following:

          (i) a true and complete copy of the Company's LLC Certificate, together with all amendments thereto, as filed with the Secretary of State of the State of Delaware;

          (ii) a true and complete copy of the LLC Agreement;

          (iii)certificates of good standing from the appropriate officials of the States of Delaware, Kansas and Oklahoma; and


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


          (iv) true,correct and complete copies of the resolutions of the Managers of the Company authorizing the execution and delivery of this Agreement and the issuance of the Class A Units.

     (e) Quest Subsidiaries' Officers' Certificates. Each Quest Subsidiary shall deliver to Investor an Officer's Certificate, executed by an authorized officer of such Quest Subsidiary and dated as of Closing, in the form of Exhibit G-2 attached hereto, (i) certifying that the representations and warranties made by the Quest Subsidiaries herein are true and correct in all material respects, and (ii) attaching true, correct and complete copies of the resolutions of the Managers or Board of Directors, as the case may be, of such Quest Subsidiary authorizing the contribution of the Quest Assets to the Company, the execution and delivery of this Agreement and the performance of such Quest Subsidiary's obligations hereunder, and the other transactions and deliveries contemplated herein and in the Related Agreements.

     (f) QRC Officer's Certificate. The Quest Subsidiaries shall deliver to Investor an Officer's Certificate, executed by an authorized officer of QRC and dated as of Closing, in the form of Exhibit G-3 attached hereto, attaching true, correct and complete copies of the resolutions of the Board of Directors of QRC authorizing the contribution of the Quest Assets to the Company, the execution and delivery of the Guaranty attached as Exhibit D hereto, and the other transactions and deliveries contemplated herein and in the Related Agreements.

     (g) Operating and Management Agreement. The Company and QES shall execute and deliver an Operating and Management Agreement in the form of Exhibit C attached hereto.

     (h) Guaranty. QRC will execute and deliver to Investor a Guaranty in the form of Exhibit D attached hereto.

     (i) Pledge Agreement. Each Quest Subsidiary will execute the Pledge Agreement, in the form of Exhibit E attached hereto, pledging its interest in the Class B Units to secure the performance of its obligations hereunder.

     (j) Non-Competition Agreement. Investor, QRC and each of the Quest Subsidiaries shall execute and deliver a Non-Competition Agreement in the form of Exhibit F attached hereto.

     (k) Quest Releases. The Company will deliver properly executed and acknowledged releases in recordable form, in sufficient counterparts to facilitate recording, releasing all Liens encumbering the Quest Assets, including, without limitation, Liens in favor of Wells Fargo Bank, N.A., other than Liens securing indebtedness described on
          Schedule 9.1 to the Credit Agreement, dated December 22, 2003 (the "Senior Revolving Credit Agreement") among Investor, the financial institutions party thereto and Bank One, NA, as administrative agent, and other


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


          Liens that would be Permitted Encumbrances under the Senior Revolving Credit Agreement.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     Section 4.01    Representations and Warranties with Respect to the Company.

     Each of the Quest Subsidiaries, jointly and severally, represents and warrants to Investor that:

     (a) Organization; Qualification and Authority. Each of the Company and Bluestem is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware. Each of the Company and Bluestem is duly qualified to transact business as a foreign limited liability company and is in good standing in Oklahoma and Kansas, and in each other jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, other than those jurisdictions wherein the failure to so qualify would not have a material adverse effect. Subject to Customary Filings, each of the Company and Bluestem has all power and authority to own, lease and operate the properties owned by it (including, in the case of the Company, the Devon Assets, the Quest Oil and Gas Properties, and the Other Quest Properties and, in the case of Bluestem, the Quest Gathering System), and to carry on its business, as it is now being conducted and as it will be conducted after Closing. The Company has all requisite power and authority to enter into this Agreement and to issue the Class A Units and has the requisite power and authority to carry out the transactions contemplated hereby to be performed by it, and the execution, delivery and performance hereof have been duly authorized by all necessary action. This Agreement and each other agreement or instrument executed and delivered by the Company pursuant hereto or in connection herewith constitutes the legal, valid and binding obligations of the Company and, except as may be affected by bankruptcy, insolvency, moratorium, reorganization and other laws and judicial decisions affecting the rights of creditors generally and general principles of equity, are enforceable against the Company in accordance with their respective terms. The Quest Subsidiaries have delivered to Investor true and correct copies of the LLC Certificate, LLC Agreement, Quest Contribution Agreement, and Quest Assignments.

     (b) Capitalization of the Company. The outstanding membership interests of the Company immediately prior to Closing consist of the membership interests described on Schedule 4.01(b), each such membership interest being owned by the Person indicated on Schedule 4.01(b). Other than the membership interests described on Schedule 4.01(b) and the rights of the members of the Company expressed in the LLC Agreement, there are no interests of any kind outstanding that give any Person the right to receive any benefit or right similar to the rights enjoyed or accruing to a holder of a membership interest in the Company or any rights to participate in the management (other than pursuant to the Operating and Management Agreement), ownership or earnings of the Company. Upon amendment and restatement of the LLC Agreement at Closing, the membership interests of the Company will consist of 10,000 Class B Units issued to the Persons indicated on Schedule
          4.01(b), and 10,000 Class A Units authorized and to be issued to Investor at Closing. All Class A Units issued to the Investor pursuant to, and in accordance with the requirements of, this Agreement shall be fully paid and non-assessable Class A Units, except as such non-assessability may be affected by section 18-607 of the Delaware Limited Liability Company Act.

     (c) Capitalization of Bluestem. As of Closing, all of the membership interests of Bluestem are owned by the Company. Other than the membership interests owned by the Company, there are no interests of any kind outstanding that give any Person the right to receive any benefit or right similar to the rights enjoyed or accruing to a holder of a membership interest in Bluestem or any rights to participate in the management (other than pursuant to the Operating and Management Agreement), ownership or earnings of Bluestem.

     (d) Defaults. Neither the Company nor any subsidiary thereof is in material default under any indenture, mortgage, lease, or any other contract, agreement or instrument (provided, however, that no representation is made in this Section 4.01(d) as to the Contracts or Leases or the Devon Purchase and Sale Agreement, which are the subject of the Quest Subsidiaries' representations and warranties in Section
          4.04 and Section 4.05, respectively, or the Devon Assets (as to which no representations or warranties are made herein)) or any order, writ, injunction or decree of any Governmental Authority to which the Company or any subsidiary thereof is a party or by which it or any of the Quest Assets are bound or affected, and there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a default under any of the foregoing.

     (e) No Violation. The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the agreements and transactions contemplated by this Agreement will not,
          (i) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the LLC Certificate or the LLC Agreement, as amended and restated by the Amended and Restated LLC Agreement; (ii) violate any Permit, concession, grant, law, rule or regulation, or any judgment, decree or order to which the Company or any subsidiary thereof is a party or to which the Company or any subsidiary thereof or any of the Quest Assets are subject; or (iii) conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument (excluding any of the Devon Assets) to which the Company or any subsidiary thereof is a party or to which any of the Quest Assets are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, is likely to result in a default or loss of any right thereunder or the creation of any Lien upon any of the Quest Assets, excepting in the case of clause (iii) above, such conflicts, breaches, violations, accelerations, defaults, losses or Liens as would not individually or in the aggregate have a material adverse effect.

     (f) No Other Activities. Except with respect to the Contributed Assets or as contemplated by this Agreement and the Related Agreements, (i) the Company has not engaged in any business activity; and (ii) the Company has not incurred any material liabilities or obligations (absolute or contingent). The Company has no assets other than cash and its equivalents, 100% of the membership interests of Bluestem, and the Contributed Assets.

     (g) Broker's Fees. The Company has incurred no liability for brokers' or finders' fees related to the transactions contemplated by this Agreement for which Investor shall be liable. However, the Company is obligated to pay a fee to Energy Capital Solutions in connection with this Agreement and the Related Agreements.

Section 4.02    Representations, and Warranties of Investor.

     Investor represents and warrants to the Company and the Quest Subsidiaries that:

     (a) Organization; Qualification and Authority. Investor is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware. Investor is duly qualified to transact business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect. Investor has the power to own its properties and to carry on its business as it is now being conducted. Investor has all requisite power and authority to enter into this Agreement and has the requisite power and authority to carry out the transactions contemplated hereby to be performed by it, and the execution, delivery and performance hereof have been duly authorized by all necessary action. No approval of any members of Investor is required for consummation of the transactions contemplated by this Agreement or the Related Agreements. This Agreement and each other agreement or instrument executed and delivered by Investor pursuant hereto or in connection herewith constitutes the legal, valid and binding obligations of Investor, and, except as may be affected by bankruptcy, insolvency, moratorium, reorganization and other laws and judicial decisions affecting the rights of creditors generally and general principles of equity, are enforceable against Investor in accordance with their respective terms.

     (b) No Conflicts. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated herein or in the Related Agreements will not (i) violate any provision of law, statute, rule, or regulation to which Investor is subject, (ii) violate any order, judgment, or decree applicable to Investor, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of limited liability company or other organizational or governing document or any agreement or other instrument to which Investor is a party or by which Investor is bound.

     (c) Investment Matters. Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended, and it is acquiring the Class A Units solely for its beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution in violation of applicable securities laws.

     (d) Broker's Fees. Investor has incurred no liability for brokers' or finders' fees related to the transactions contemplated by this Agreement for which the Company or the Quest Subsidiaries shall be liable.

Section 4.03 General Representations and Warranties of the Quest Subsidiaries.

     Each Quest Subsidiary, jointly and severally, represents and warrants to Investor that:

     (a) Organization; Qualification and Authority. Each Quest Subsidiary is a corporation or limited liability company, as the case may be, duly formed, validly existing, and in good standing under the laws of the respective state of formation or incorporation indicated in the preamble above. Each Quest Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect. Each Quest Subsidiary has the power to own its properties and to carry on its business as it is now being conducted. Each Quest Subsidiary has all requisite power and authority to enter into this Agreement and has the requisite power and authority to carry out the transactions contemplated hereby to be performed by it, and the execution, delivery and performance hereof have been duly authorized by all necessary action. If the approval of any stockholder or membership interest owner of any Quest Subsidiary or QRC is required in connection with the contribution of the Contributed Assets to the Company or the consummation of the transactions contemplated by this Agreement or the Related Agreements, such approval has been obtained. This Agreement and each other agreement or instrument executed and delivered by a Quest Subsidiary pursuant hereto or in connection herewith constitutes the legal, valid and binding obligations of the respective Quest Subsidiary, and, except as may be affected by bankruptcy, insolvency, moratorium, reorganization and other laws and judicial decisions affecting the rights of creditors generally and general principles of equity, are enforceable against the respective Quest Subsidiary in accordance with their terms.

     (b) No Conflicts. The execution, delivery and performance by the Quest Subsidiaries of this Agreement and the consummation by the Quest Subsidiaries of the transactions contemplated herein or in the Related Agreements will not, without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule, or regulation to which any Quest Subsidiary is subject, (ii) violate any order, judgment, or decree applicable to any Quest Subsidiary, or
          (iii) conflict with, or result in a breach or default under, any term or condition of any of the Quest Subsidiaries' bylaws, certificates of incorporation, or other organizational or governing documents, as applicable, or any material agreement or other instrument to which any Quest Subsidiary is a party or by which it is bound, other than the failure to obtain any consent to assign required under any of the Contracts or Leases.

     (c) Broker's Fees. None of the Quest Subsidiaries has incurred any liability for brokers' or finders' fees related to the transactions contemplated by this Agreement for which the Company or Investor shall be liable, except for the fees owed by the Company to Energy Capital Solutions.

Section 4.04    Representations and Warranties as to the Quest Assets.

     Each of the Quest Subsidiaries, jointly and severally, represents and warrants to Investor the following with respect to the Quest Assets:

     (a) Assignments by Quest Subsidiaries. The Quest Subsidiaries have assigned, transferred and conveyed (i) to Bluestem the Quest Gathering System, which, save and except for the Excluded Assets, includes all of Quest's right, title and interest as of the date of the Quest Assignments in and to gathering systems and pipelines located in Allen, Chatauqua, Cowley, Elk, Greenwood, Labette, Montgomery, Neosho, Wilson, and Woodson Counties, Kansas, and Craig, Nowata, Rogers, and Washington Counties, Oklahoma, together with all contracts, rights-of-way, easements, fixtures, equipment, improvements, Permits, records, and other real or personal property appertaining thereto; and
          (ii) to the Company the Quest Oil and Gas Properties, which, save and except for the Excluded Assets and the assets assigned to Bluestem, include all of Quest's right, title and interest as of the date of the Quest Assignments in and to oil and gas interests located in Allen, Chatauqua, Cowley, Elk, Greenwood, Labette, Montgomery, Neosho, Wilson, and Woodson Counties, Kansas, and Craig, Nowata, Rogers, and Washington Counties, Oklahoma, together with all wells, contracts, rights-of-way, easements, fixtures, equipment, improvements, Permits, records, and other real or personal property appertaining thereto. Subject to the Customary Filings and the rights of holders of preferential rights and consents identified in Schedule 4.04(v), the Quest Assignments do not conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any material agreement to which the Quest Assets are subject or constitute a material default thereunder or an event which, with the lapse of time or both, is likely to result in a material default thereunder or the creation of any Lien upon any of the assets or properties of the Company.

     (b) Compliance with Laws. (i) The Quest Assets are in compliance in all material respects with all applicable Laws relating to or bearing upon the ownership or operation of the Quest Assets; (ii) neither Quest nor the Company has received any written notice, which has not been dismissed or otherwise disposed of, that it has not so complied; and
          (iii) with respect to the Quest Assets, neither Quest nor the Company has been charged or threatened with Proceedings with respect to any violation of any applicable Law, and to the Quest Subsidiaries' knowledge, none of Quest or the Company is under investigation with respect to any such violation.

     (c) Environmental Matters. Neither the present condition of the Quest Assets, nor present or past activities on the Quest Assets, nor the manner of operation of the Quest Assets have created any present material violation of, or noncompliance with, an Environmental Law, or give rise to or create any material remediation or clean-up obligation or liability in any Person, contingent or otherwise, under an Environmental Law. Without limiting the foregoing, in connection with the use, ownership or operation of the Quest Assets, Quest has not directly or indirectly caused a Release of any Hazardous Materials, except for Releases that are not material or that have been remedied in compliance with the Leases or applicable Environmental Laws (or are not required to be remediated) and which have no continuing consequence to Company or the Quest Assets. All internal and external environmental audits, studies and reports in the possession or under the control of Quest which are relevant to the Company or the Quest Assets are identified on Schedule 4.04(c). Quest has provided to Investor copies of each of such audits, studies and reports.

     (d) Sufficiency of Contributed Assets. Except for the Excluded Assets that will be used by QES to operate the Contributed Properties under the Operating and Management Agreement and subject to obtaining all the consents listed on Schedule 4.04(v), Quest has contributed to the Company all of the equipment, contracts, Permits, vehicles, plants, easements, rights-of-way, pipelines, surface leases, licenses, and other real or personal property necessary to own, operate and maintain the Quest Assets in accordance with Quest's past practices.

     (e) Leases. (i) The Leases are in full force and effect as to the lands described in Schedule 1.01(bb) hereto; (ii) neither Company or its Quest predecessor, nor any other party (to the Quest Subsidiaries' knowledge), is in breach (or with notice or the passage of time or both may be in breach) of any obligation under any of the Leases in any material respect other than due to the failure to obtain any consent listed on Schedule 4.04(v); and (iii) all royalties, rentals, and other payments and obligations due under the Leases have been timely paid or otherwise discharged in full on or before the due dates thereof.

     (f) Contracts. The Contracts constitute all of the material contracts (other than Leases and easements) pertaining to the Quest Assets. True, correct and complete copies of the Contracts, together with any amendments thereto, have been provided to Investor. Except for the failure to obtain any consents listed on Schedule 4.04(v) or as disclosed on Schedule 4.04(f), (i) the Contracts are in full force and effect and are the valid and legally binding obligations of Quest and, to Quest's knowledge, the other parties thereto and are enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and by general equitable principles; (ii) none of Company, its Quest predecessor, or Bluestem is in breach or default in any material respect of any obligations under any Contract and, to the knowledge of the Quest Subsidiaries, no situation exists which with the passing of time or giving of notice or both would create a breach or default); (iii) to the knowledge of the Quest Subsidiaries, no breach or default by any third party (or situation which with the passage of time or giving of notice or both would create a breach or default) exists; and (iv) none of Company, its Quest predecessor, or Bluestem, nor any other party to any Contact, has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Contract or any provision thereof.

     (g) Wells. The wells have been drilled, completed, and operated within the boundaries of the Leases or within the limits otherwise permitted by contract, pooling, or unit agreement or applicable Law.

     (h) Plugging Operations. Except as disclosed on Schedule 4.04(h), to the knowledge of the Quest Subsidiaries, there are no Wells, pipelines or gathering systems included in the Quest Assets that the Company or Bluestem is currently obligated under applicable regulations or by order of any Governmental Authority to remove or plug and abandon within twelve (12) months after Closing. The Company has obtained and maintains all bonds required under applicable Law to secure plugging and abandonment obligations with respect to the Quest Assets.

     (i) Permits. With respect to the Quest Assets that QES will operate on behalf of the Company and Bluestem after Closing pursuant to the Operating and Management Agreement, QES has all Permits necessary to operate such assets in the manner in which they are presently being operated, such Permits are in full force and effect, and there have not been any material violations of any such Permits. Any and all Permits necessary for the Company and Bluestem to own, and contract with QES for operation of, the Quest Assets after Closing have been assigned to, or obtained by, the Company or Bluestem, as applicable, such Permits are in full force and effect, and there have not been any material violations of any such Permits. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the Related Agreements will not result in any revocation cancellation, suspension or modification of any material Permit.

     (j) Proceedings. Except as set forth on Schedule 4.04(j), no Proceeding is pending with respect to the Quest Assets or the ownership, operation or use of any thereof; nor to the Quest Subsidiaries' knowledge is any Proceeding threatened (i) that might result in a material impairment or loss or diminution of the Company's title to a Quest Asset; or (ii) that may otherwise adversely affect the value or use of a Quest Asset in any material respect.

     (k) Taxes. (i) All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production or removal of Hydrocarbons or the receipt of proceeds therefrom and relating to the Quest Assets, to the extent such taxes and assessments have become due and payable, have been timely and properly paid; (ii) all tax returns required to be filed with respect to such taxes have been filed; and (iii) neither Quest nor the Company has received any notice of any claims, and the Quest Subsidiaries have no knowledge of any claims, by any applicable taxing authority pending against Quest, the Company, or Bluestem applicable to the Quest Assets.

     (l) Insurance. The Company and Bluestem maintain insurance on their respective Quest Assets covering such risks and with such deductible amounts as are consistent with sound business practice.

     (m) Marketing. Except as disclosed in Schedule 4.04(m), the Company has no contracts or commitments, and the Contracts do not include or provide any commitment, for the sale of Hydrocarbons other than those terminable at the sole discretion of the Company upon not more than 30 days' notice.

     (n) Take or Pay Obligations. The Quest Assets are not subject to obligations under a take-or-pay or other arrangement, and the Company is not obligated by virtue of an election to non-consent or not participate in a past or current operation on the Quest Assets pursuant to applicable agreements, to produce Hydrocarbons, or allow Hydrocarbons to be produced, without receiving full payment at the time of delivery in an amount that corresponds to the net revenue interest described in Schedule 1.01 (bb).

     (o) AFE's and Other Commitments. Except as disclosed on Schedule 4.04(o), there are no outstanding authorities for expenditures or any oral or written commitments or proposals to conduct operations on or make capital expenditures with respect to any of the Quest Assets.

     (p) Pay-out Reports. Schedule 4.04(p) contains a true and accurate list of the status of the "payout balance" as of the date hereof for each Well and Lease that is subject to a reversion or other adjustment at some level of cost recovery or payout.

     (q) Wellhead Imbalances. Schedule 4.04(q) is a complete and accurate description of all wellhead Hydrocarbon imbalances with respect to the Quest Oil and Gas Properties as of December 22, 2003.

     (r) Plant, Pipeline and Marketing Imbalances. With respect to the Quest Oil and Gas Properties, Schedule 4.04(r) is a complete and accurate description of all plant, pipeline, and marketing imbalances as of December 22, 2003 between the quantity of Hydrocarbons required to be delivered by Company under any contract for the production, marketing, transportation or processing of Hydrocarbons and the quantity of Hydrocarbons actually delivered by Company pursuant to such contract.

     (s) Production. Prior to assignment of the Quest Oil and Gas Properties to Company, Quest was timely receiving its share of proceeds from the sale of Hydrocarbons produced from or attributable to the Quest Oil and Gas Properties without suspense, counterclaim or set-off. There has been no production of Hydrocarbons from the Quest Oil and Gas Properties in excess of the allowable production established pursuant to applicable Law that would result in a restriction on production from the Quest Oil and Gas Properties subsequent to the Closing.

     (t) Suspense Accounts. Schedule 4.04(t) contains an accurate and complete list of amounts held in suspense by the Company or Quest with respect to the Quest Oil and Gas Properties as of the date hereof.

     (u) Disposition of Assets. The Company has not agreed to sell, convey, dispose of or abandon any of the Quest Assets, other than sales of Hydrocarbons in the ordinary course of business.

     (v) Preferential Rights and Consents. Schedule 4.04(v) contains an accurate and complete list of all (i) preferential purchase rights affecting the Quest Assets and (ii) consents, approvals and authorizations (other than Customary Filings) required in connection with the Quest Subsidiaries' assignment and conveyance of the Quest Assets to the Company or Bluestem, as the case may be, pursuant to the Quest Assignments.

     (w) Records and Information. All lease, division order, well or similar files furnished or made available to Investor by Quest are the complete files of Quest and, to the Quest Subsidiaries' knowledge, are accurate and were maintained by Quest in the course of its ownership and operation of the Quest Assets.

     (x) PUHCA/NGA. Neither the Company nor Bluestem (i) is a "holding company" or a "subsidiary company" of a "holding company," or a "public-utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and (b) is subject in any respect to the provisions of said act. No consent is required under the Natural Gas Policy Act of 1978, as amended, in connection with the contribution of the Quest Assets to the Company, the Company's contribution of the Quest Gathering System to Bluestem, or the transactions contemplated herein. None of the Quest Subsidiaries, the Company or Bluestem is an interstate pipeline company within the meaning of the Natural Gas Act of 1938.

     (y) State Utility Status. None of the Quest Assets include pipelines or other assets that are, or by which the owner or operator thereof is, subject to regulation as a "public utility" within the meaning of Okla. Stat. tit. 17,ss.ss. 151-155 or the regulations thereunder, or as a "domestic public utility" within the meaning of Okla. Stat. tit. 17,ss.ss. 191.1-191.12, or as a "common carrier" within the meaning of Okla. Stat. tit. 52,ss. 24, or as a "public service corporation" within the meaning of Oklahoma Constitution Article 9, ss. 34; there are not now on file and there are not now required to be filed with the Oklahoma Corporation Commission any tariffs or rate schedules with respect to any services or activities provided by the pipelines and related facilities comprising the Quest Assets, and there are not now pending nor have there been filed with the Oklahoma Corporation Commission any complaints or proceedings, and there have been entered no orders to provide open access or other service, under the natural gas gathering statutes, Okla. Stat. tit. 52,ss.ss. 24.4 - 24.5 or any predecessor natural gas gathering statute pertaining to the pipelines or related facilities comprising the Quest Assets; and the ownership and operation of said pipelines and facilities is in full compliance with all rules and regulations of the Oklahoma Corporation Commission.

     (z) None of the Quest Assets include transmission pipelines or local distribution facilities that are subject to regulation as a "natural gas public utility" under Kansas law, there are not now on file and there are not now required to be filed with the State Corporation Commission of the State of Kansas ("KCC") any tariffs or rate schedules with respect to any services or activities provided by the pipelines and related facilities comprising the Quest Assets, and there are not now pending nor have there been filed with the KCC any complaints or proceedings, and there have been entered no orders to provide open access or other service, under any natural gas gathering statute pertaining to the pipelines or related facilities comprising the Quest Assets; and the ownership and operation of said pipelines and facilities is in full compliance with all rules and regulations of the KCC.

     (aa) Easements, Rights-of-Way. Bluestem owns all rights-of-way, easements, surface rights, surface leases, or fee lands necessary for the ownership and operation of the Quest Gathering System in the manner in which it is owned and operated as of the Closing; all such rights-of-way, easements, surface rights, and surface leases are valid and subsisting and in full force and effect and no conditions exist or events have occurred (with the giving of notice or the passage of time or otherwise) which may result in their termination or revocation; all of the pipelines, gathering systems, plants, buildings, and other fixtures and improvements comprising the Quest Gathering System are located entirely within lands covered by such rights-of-way, easements, surface rights, surface leases, or fee lands owned by Bluestem.

Section 4.05 Representations and Warranties with Respect to Devon Transaction.

     Each Quest Subsidiary, jointly and severally, represents and warrants to Investor the following with respect to the Devon Purchase and Sale Agreement:

     (a) The executed copy of the Devon Purchase and Sale Agreement heretofore furnished by Quest to Investor is a true, correct and complete copy thereof.

     (b) The Devon Purchase and Sale Agreement is in full force and effect and has not been amended, modified, terminated or rescinded in any respect.

     (c) The Company is the holder as of the Closing of all of the right, title and interest of the purchaser under the Devon Purchase and Sale Agreement.

     (d) Neither the Company nor Quest has waived any material right under the Devon Purchase and Sale Agreement, except to the extent provided for in the Holdback Agreement, of even date herewith, between Devon and the Company ("Holdback Agreement").

     (e) Neither the Company nor Quest is in material breach of the representations, warranties or covenants of purchaser contained in the Devon Purchase and Sale Agreement, nor, to the Quest Subsidiaries' knowledge, is Devon in material breach of its representations, warranties or covenants in such agreement, except to the extent provided for in the Holdback Agreement.

Section 4.06    Full Disclosure.

     All information heretofore furnished by Quest to Investor for purposes of or in connection with this Agreement, the Devon Purchase and Sale Agreement and the Related Agreements or any transaction contemplated hereby or thereby was, as of the date it was furnished, true, complete and accurate in every material respect. Quest has disclosed or has caused to be disclosed to Investor in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to have a material adverse effect on the Quest Assets. No representation is made as to any financial projections other than that such projections are based on information that Quest believed to be accurate and were calculated in a manner Quest believed to be accurate.

                           ARTICLE V. INDEMNIFICATION

Section 5.01    The Quest Subsidiaries' Indemnification of Investor.

     Subject to the limitations set forth in this Article V, each Quest Subsidiary, jointly and severally, hereby agrees to indemnify and hold Investor harmless from and against any liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of Investor's counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Investor is designated as a party thereto) (collectively, "Liabilities") that may be incurred by Investor, relating to or arising out of (i) any breach of any of the representations and warranties made by the Quest Subsidiaries in this Agreement,
(ii) ownership or operation of the Quest Assets prior to the date hereof, including, without limitation, Adverse Environmental Conditions existing prior to the date hereof; provided that Investor shall not be entitled to indemnification from Abandonment Liabilities, whether arising before or after the date hereof (unless such Abandonment Liabilities constitute a breach of the representations and warranties of the Quest Subsidiaries in Section 4.04); and
(iii) the failure of any Quest Subsidiary to perform any covenant contained herein required to be performed by such Quest Subsidiary.

Section 5.02    Time Period for Assertion of Claims.

     Any claims by Investor for indemnification from the Quest Subsidiaries pursuant to this Agreement must be asserted within twelve (12) months after Closing or such claims shall be deemed waived, except as follows:

     (a) Investor shall be indemnified with respect to the Existing Proceedings and Liabilities arising from or related thereto, to the extent relating to periods prior to Closing, without limitation as to duration;

     (b) Claims for indemnification from Liabilities arising from or related to breaches of the Quest Subsidiaries' representations and warranties in Sections 4.01(a) - (e), 4.03(a) - (b), 4.04(a), 4.04(p), and 4.04(t)
          shall survive without limitation as to duration;

     (c) Claims for indemnification from Liabilities with respect to the payment of royalties, overriding royalties, production payments, net profits interests or other burdens on or measured by the production of Hydrocarbons from the Quest Assets prior to Closing shall survive without limitation as to duration;

     (d) Claims for indemnification from Liabilities for payment of operating expenses, capital expenditures and amounts owing under the Contracts, in each case to the extent attributable to the ownership or operation of the Quest Assets prior to Closing, shall survive without limitation as to duration except for such amounts incurred in the past 90 days related to expenses incurred in connection with the drilling or completion of any well or the construction of any pipeline in an amount not to exceed $2 million in the aggregate;

     (e) Claims for indemnification from Liabilities in connection with Adverse Environmental Conditions, whether on-site or off-site, to the extent arising prior to Closing, including, without limitation, existing matters identified in the Limited Due Diligence Review, dated September 2002, prepared for STP, Inc., et al by O&G Environmental Consulting, LLC, shall survive for a period of two (2) years after Closing, but only to the extent that remediation or other corrective action is required under Environmental Laws, the Leases or the Contracts, or fines and/or penalties are assessed against the Company;

     (f) Claims for indemnification from Liabilities arising from or related to the breach of the Quest Subsidiaries' representations and warranties in Section 4.04(k) (Taxes) shall survive for a period of time equal to the respective statutes of limitations applicable to claims for payment of such taxes, plus sixty (60) days; and

     (g) Claims for indemnification from Liabilities asserted by third parties with respect to personal injury or wrongful death relating to or arising from the ownership or operation of the Quest Assets prior to Closing shall survive for a period of time equal to the respective statutes of limitations applicable to such third party claims, plus sixty (60) days.

Section 5.03    Threshold; Cap.

     (a) Except as provided in Section 5.03(b) below, (i) the Quest Subsidiaries shall have no obligation to indemnify Investor with respect to breaches of the Quest Subsidiaries' representations and warranties hereunder unless the Liabilities relating to or arising out of such breaches, in the aggregate, exceed $250,000, it being understood that such amount is a threshold, and not a deductible; and
          (ii) the Quest Subsidiaries' indemnity obligation to Investor shall in no event exceed $30,000,000.

     (b) The threshold and cap on the Quest Subsidiaries' indemnity obligation provided in Section 5.03(a) shall not apply to claims by Investor for indemnification from Liabilities relating to or arising out of breaches of the Quest Subsidiaries' representations and warranties in
          Section 4.04(d) or to claims of the types specified in Sections 5.02(a)-(d) and 5.02(f) above.

Section 5.04    Negligence; Strict Liability.

     THE PARTIES HERETO INTEND THAT THE  INDEMNITIES SET FORTH IN THIS ARTICLE 5
BE  CONSTRUED  AND  APPLIED  AS  WRITTEN  ABOVE   NOTWITHSTANDING  ANY  RULE  OF
CONSTRUCTION TO THE CONTRARY.

WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL APPLY NOTWITHSTANDING ANY STATE'S "EXPRESS NEGLIGENCE RULE" OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNITEE'S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT OR RESPONSIBILITY. IT IS THE INTENT OF THE PARTIES THAT THE INDEMNITIES SET FORTH HEREIN SHALL APPLY NOTWITHSTANDING AN INDEMNITEE'S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS "CONSPICUOUS" FOR PURPOSES OF ALL STATE LAWS.

Section 5.05    Indemnification Procedures.

     (a) Notice of Claims. Investor shall give the Quest Subsidiaries prompt written notice of any claim for which Investor seeks indemnification hereunder, setting forth the particulars associated with the claim
          (including a copy of the written claim, if any) as then known by Investor. The failure of Investor to give prompt notice of a claim as required by this section shall not relieve the Quest Subsidiaries of its obligations under this Agreement except to the extent such failure materially prejudices the Quest Subsidiaries' ability to defend against the claim.

     (b)  Defense  of  Claims.   Within   thirty   (30)  days  after  the  Quest
          Subsidiaries   receive  a  claim  notice  from  Investor,   the  Quest
          Subsidiaries shall notify Investor whether or not the Quest Subsidiaries will assume responsibility for defense and payment of the claim. Investor is authorized, prior to and during such thirty (30) day period, to file any motion, pleading or other answer that it deems necessary or appropriate to protect its interests that is not prejudicial to the Quest Subsidiaries. If the Quest Subsidiaries elect not to assume responsibility for defense and payment of the claim, Investor may defend against, or enter into any settlement with respect to, the claim as it deems appropriate without relieving the Quest Subsidiaries of any indemnification obligations the Quest Subsidiaries may have with respect to such claim. The Quest Subsidiaries' failure to respond in writing to a claim notice within the thirty (30) day period shall be deemed an election by the Quest Subsidiaries not to assume responsibility for defense and payment of the claim. If the Quest Subsidiaries elect to assume responsibility for defense and payment of the Claim: (a) the Quest Subsidiaries shall defend Investor against the claim with counsel of the Quest Subsidiaries' choice (reasonably acceptable to Investor), (b) Investor shall cooperate with the Quest Subsidiaries in all reasonable respects in such defense, (c) subject to the limitations in Section 5.03(a), the Quest Subsidiaries shall pay any judgment entered or settlement with respect to such claim, and (d) the Quest Subsidiaries shall not consent to entry of any judgment or enter into any settlement with respect to the claim that (i) does not include a provision whereby the plaintiff or claimant in the matter releases Investor from all liability with respect to the claim or (ii) contains terms that may materially and adversely affect Investor (other than as a result of money damages covered by the indemnity). In all instances Investor may employ separate counsel and participate in defense of a claim, but Investor shall bear all fees and expenses of counsel employed by the Investor.

ARTICLE VI.  MISCELLANEOUS

Section 6.01    Quest Assignments and Consents.

     (a) Within two (2) Business Days after Closing, the Company shall deliver to the appropriate county clerks or other officers of the counties in which the Quest Assets are located counterparts of the Quest Assignments (together with applicable filing or recording fees) to be recorded in the appropriate records of such counties. The Company shall furnish to Investor copies of the recorded counterparts of the Quest Assignments. In the event of errors or omissions in the Quest Assignments, the Company and the Quest Subsidiaries will execute, acknowledge and deliver such additional assignments or correction instruments and take such further action as may be reasonably necessary or desirable to correct such errors or omissions.

     (b) After Closing, the Company and the Quest Subsidiaries shall diligently continue commercially reasonable efforts to obtain all of the consents and waivers of preferential rights applicable to the Quest Assets which were not obtained prior to Closing. The failure to obtain any such consent or waiver of preferential rights shall be deemed a Defect, as defined in the Amended and Restated LLC Agreement, and Investor shall be entitled to the remedies provided therein as to such Defect.

Section 6.02    Further Assurances.

     In case at any time after the date hereof any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the parties shall take all such necessary action.

Section 6.03    Amendments; Waiver.

     This Agreement may be amended, modified, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument signed by all of the parties hereto, or, in the case of a waiver or consent, by or on behalf of the party or parties waiving compliance or giving such consent. The failure of any party at any time or times to require performance of any provision of this Agreement shall not affect its right at a later time to enforce such provision. No waiver by any party of any condition, or of any breach of any covenant, agreement, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of such condition or breach or waiver of any other condition or of any breach of any other covenant, agreement, representation or warranty.

Section 6.04    Successors and Assigns; No Third Party Beneficiaries.

     All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the parties and their respective successors and assigns. Subject to the foregoing, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

Section 6.05    Notices.

     All communications provided for hereunder shall be personally delivered, sent via overnight delivery service, sent by facsimile or sent by registered or certified mail to the respective party at the address or facsimile number specified below or such other address or facsimile number as such party may designate in writing from time to time:

      If to the Company:

      Quest Cherokee, LLC
      5901 North Western, Suite 200
      Oklahoma City, OK  73118
      Attn:  Jerry D. Cash
      Telephone:  405.840.9894
      Fax:  405.840.9897

      If to Investor:

      Cherokee Energy Partners LLC
      200 Clarendon Street, 55th Floor
      Boston, MA  02117
      Attn:  General Counsel
      Telephone:  617.531.6316
      Fax:  617.867.4698

      If to the Quest Subsidiaries:

      Quest Oil & Gas Corporation
      5901 North Western
      Suite 200
      Oklahoma City, OK  73118
      Attn:  Jerry D. Cash
      Telephone:  405.840.9894
      Fax:  405.840.9897

     Communications personally delivered or sent via overnight delivery service or facsimile shall be deemed received when delivered, and communication sent by registered or certified mail shall be deemed to have been received on the fifth Business Day after the date of such mailing.

Section 6.06    Descriptive Headings.

     The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 6.07    Waiver of Consequential Damages.

     IT IS EXPRESSLY AGREED THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 6.08    Governing Law.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the choice of law or conflicts principles thereof (except to the extent the law of another jurisdiction mandatorily applies).

Section 6.09    Entire Agreement.

     This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 6.10    Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.11    Specific Performance.

     Without limiting any other remedies that may available at law or equity, in the event of a breach of this Agreement, the performing party shall be entitled to specific performance from the non-performing party.

Section 6.12    Survival.

     The representations and warranties contained herein shall survive for a period of twelve (12) months after Closing, except for the representations and warranties contained in Sections 4.01(a) - (e), 4.03(a) - (b), 4.04(a), 4.04(k), 4.04(p), and 4.04(t), which shall survive for the duration of the respective indemnities with respect to breaches of such representations and warranties set forth in Article V.

Section 6.12   Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but a single agreement.

     IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the date first set forth above.

                             "COMPANY"

                             QUEST CHEROKEE, LLC


                             By:    /s/ Jerry Cash
                                -------------------------------------
                             Name:  Jerry D. Cash
                             Title: Manager


                             "INVESTOR"

                             CHEROKEE ENERGY PARTNERS LLC


                             By:    /s/ Christopher J. Picotte
                                -------------------------------------
                             Name:  Christopher J. Picotte
                             Title: Vice President


                             "QUEST SUBSIDIARIES"

                             QUEST OIL & GAS CORPORATION


                             By:    /s/ Jerry Cash
                                  -----------------------------------
                             Name:  Jerry D. Cash
                             Title: Co-Chief Executive Office and Secretary


                             QUEST ENERGY SERVICE, INC.


                             By:    /s/ Jerry Cash
                                -------------------------------------
                             Name:  Jerry D. Cash
                             Title: Co-Chief Executive Office and Secretary

                             STP CHEROKEE, INC.


                             By:    /s/ Jerry Cash
                                -------------------------------------
                             Name:  Jerry D. Cash
                             Title: Co-Chief Executive Office and Secretary


                             PONDEROSA GAS PIPELINE COMPANY, INC.


                             By:    /s/ Jerry Cash
                                -------------------------------------
                             Name:  Jerry D. Cash
                             Title: Co-Chief Executive Office and Secretary


                             PRODUCERS SERVICE, INCORPORATED


                             By:    /s/ Jerry Cash
                                -------------------------------------
                             Name:  Jerry D. Cash
                             Title: Co-Chief Executive Office and Secretary


                             J-W GAS GATHERING, L.L.C.


                             By:    /s/ Jerry Cash
                                -------------------------------------
                             Name:  Jerry D. Cash
                             Title: Manager